SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First National of Nebraska, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 18, 2001

RE: NOTICE OF ANNUAL MEETING

        The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 20, 2001 at 2:00 o’clock P.M. for the following purposes:

        1.    To elect directors for a three-year term.

        2 .   To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        A Proxy Statement setting forth information with respect to the election of directors is enclosed.

        Only stockholders holding shares of Common Stock of record at the close of business on May 14, 2001 are entitled to vote at the annual meeting.

        Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

TIMOTHY D. HART Secretary

Omaha, Nebraska May 18, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

FIRST NATIONAL OF NEBRASKA, INC.
One First National Center
Omaha, Nebraska 68197

Date of Mailing: May 18, 2001

PROXY STATEMENT

        The annual meeting of the shareholders of First National of Nebraska, Inc. (the Company) will be held on Wednesday, June 20, 2001 at 2:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska for the purposes of the election of two nominees listed under “Election of Directors” and such other business which may properly be brought before the meeting or any adjournment thereof. The principal executive offices of the Company are located at One First National Center, Omaha, Nebraska, 68197.

        This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted “FOR” each of the nominees for the Board of Directors unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on May 14, 2001 will be entitled to vote at the annual meeting.

ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall be eight unless another number is fixed by resolution of the Board of Directors. In April 2001, a resolution was passed by the Board of Directors fixing the number of directors at seven. The Bylaws also provide that the directors shall be divided into three classes with terms expiring on a three-year staggered basis. Nebraska law requires that boards of directors consisting of classes of directors elected on a staggered basis shall have such classes with numbers of directors as equal as possible. To facilitate meeting this requirement, Mr. Eliopoulos has been reassigned from the class of directors with a term to expire in 2003 and will stand for re-election in the class of directors nominated for election in 2001. Accordingly for 2001, the Board of Directors has nominated Elias J. Eliopoulos and Bruce R. Lauritzen to serve as directors of the Company for three-year terms expiring in 2004. Messrs. Eliopoulos and Lauritzen have expressed their intention to serve if elected and the Board of Directors knows of no reason why either Mr. Eliopoulos or Mr. Lauritzen might be unavailable to serve. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of Mr. Eliopoulos and Mr. Lauritzen.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Following is a list of the names, ages and principal occupations of each nominee for director to be voted on at the annual meeting and each of the other directors of the Company who will continue in office after the annual meeting. The executive officers of the Company are also directors of the Company. Accordingly, information regarding the executive officers is included in the following list. Each nominee for director currently serves as a director of the Company. Unless otherwise indicated, all persons listed below have held the positions described under “Principal Occupation” for at least five years.

		Nominees

Name	Age	Principal Occupation	Term to Expire

Elias J. Eliopoulos	56	Executive Vice President, Member of the Executive Committee and Director of the Company (1997 to present); President of Consumer Banking (2000 to present) and Director of First National Bank of Omaha (the Bank). Prior to 2000, Mr. Eliopoulos was an Executive Vice President of the Bank.	2001
Name	Age	Principal Occupation	Term to Expire
Bruce R. Lauritzen*	57	Chairman (1997 to present), Member of the Executive Committee and Director of the Company; Chairman (1997 to present) and Director of the Bank. Prior to 2000, Mr. Lauritzen served as President of both the Company and the Bank.	2001

		Directors Continuing In Office

Name	Age	Principal Occupation	Term to Expire

F. Phillips Giltner	76	Chairman Emeritus (1997 to present) and Director of the Company; Chairman Emeritus (1997 to present) and Director of the Bank. Prior to 1997, Mr. Giltner served as Chairman of both the Company and the Bank.	2002

J. William Henry	58	President (2000 to present), Member of the Executive Committee and Director of the Company (1997 to present); Executive Vice President and Director of the Bank. Prior to 2000, Mr. Henry was an Executive Vice President for the Company.	2002

Daniel K. O’Neill	47	Senior Vice President (2000 to present) and Director of the Company (1997 to present); Executive Vice President of Lauritzen Corporation; President of Financial Service Company.	2002

Dennis A. O’Neal	60	Executive Vice President, Member of the Executive Committee and Director of the Company (1997 to present); President of Corporate Banking (2000 to present) and Director of the Bank. Prior to 2000, Mr. O’Neal was an Executive Vice President of the Bank.	2003

Margaret Lauritzen Dodge	33	Director of the Company (1997 to present); Director of the Bank (2000 to present) and various positions with the Bank (1996 to present) including present position as Finance Officer; Second Vice President of Lauritzen Corporation (1998 to present).	2003

*Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” Bruce R. Lauritzen is the father of Margaret Lauritzen Dodge.

        The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings. The Company does not have standing nominating or compensation committees of the Board of Directors. The entire Board of Directors performs the functions that a nominating committee would normally perform. The Executive Committee of the Board, consisting of Messrs. Lauritzen, Eliopoulos, Henry and O’Neal, fixes the compensation of the officers of the Company. The Audit Committee, which was organized on January 17, 2001, consists of Messrs. Henry and O'Neill and performs periodic reviews of the Company's financial statements and reviews the audit plans and findings with the independent auditors. The Board of Directors held 10 meetings and executed 20 unanimous consents in lieu of meetings during 2000. The Executive Committee held two meetings during 2000. The Audit Committee held one meeting in 2001 with respect to the 2000 audited financial statements of the Company. During 2000, all directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Executive Committee on which such directors served.

VOTING AT MEETING

        In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

        All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted “FOR“ the election of the nominees for director. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of a plurality of the shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

OTHER MATTERS TO COME BEFORE THE MEETING

        If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.

SHAREHOLDER PROPOSALS

        Shareholders of the Company may nominate persons for election to the Board of Directors. Pursuant to the Bylaws of the Company, all shareholders must be notified of all such nominations at least 30 days prior to the date of the annual meeting.

        If any shareholder desires to submit a proposal to be included in the proxy statement for the Company’s 2002 annual meeting, such proposal must be received by the Secretary of the Company on or before January 18, 2002. The inclusion of any such proposal in such proxy statement will be subject to the requirement of the proxy rules adopted by the Securities and Exchange Commission. The proxy for the 2002 annual meeting will confer discretionary authority on the proxy holders to vote on matters properly proposed by any shareholder for consideration at the meeting if notice thereof is not delivered to the Secretary of the Company at least 30 days prior to the date of the 2002 meeting.

        The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company does not receive written notice of the matter on or before May 21, 2001.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.         Report of the Executive Committee on Executive Compensation

Compensation Philosophy

        The Executive Committee for the Company, the members of which are also the members of the Executive Committee for First National Bank of Omaha, the Company’s largest banking subsidiary (the "Bank"), sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company’s compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

        Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company’s business objectives and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company. The compensation of Mr. Bruce R. Lauritzen, the chief executive officer of the Company, is reviewed using the same criteria as other executive officers of the Company.

Primary Elements of Compensation

        The Company has had a history of using a total compensation package that consists of cash and benefits. With respect to the base salary and cash incentive bonuses granted to the executive officers in 2000, the Executive Committee took into account the Company’s success in meeting a variety of financial and nonfinancial performance goals. These goals include: the rate of return on shareholder’s equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

        The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company’s base salaries are generally commensurate with the base salaries of similar financial institutions and selected local employers.

        Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 2000 was determined by the Executive Committee in December, 1999.

Bonuses

        The Executive Committee awards cash incentive bonuses, which are included in column (d) of the Summary Compensation Table, each year to executive officers based on their performance with respect to individual goals and to the Company’s financial goals and the Company’s performance relative to its competitors. For 2000, examples of Company goals included: to earn a 15% rate of return on stockholders’ equity; to acquire additional credit card portfolios; to expand the number of locations in Nebraska, Kansas, Texas and Colorado; and to expand the imaging business. Depending upon the performance relative to these guidelines and goals, executive officers are awarded cash incentive bonuses as appropriate for the Company’s performance. In 2000, the Company earned a 15.4% rate of return on shareholders’ equity and met its other established goals. Current cash bonuses for 2000 were paid in January 2001.

        A portion of cash incentive bonuses are awarded under a plan which is subject to vesting schedules. Participation in the plan is limited to key executives as determined by the Executive Committee. The incentive pool contributed to the plan is determined and allocated to its participants by the Executive Committee and is based upon the level of goal achievement by the Company. Effective December 31, 2000, the existing Senior Management Long Term Incentive Plan (the “Former Plan”) was replaced with a new deferred compensation plan (the "New Plan") in order to provide new investment alternatives and tax-planning opportunities to senior management participants. Bonuses awarded under the New Plan ("performance awards") are subject to vesting schedules and may be invested by the participants in options for the purchase of shares in a variety of mutual funds or in options for the purchase of shares of Company common stock. Participants also have the opportunity to invest cash bonuses which are not subject to vesting schedules ("bonus awards") in options for the purchase of shares in mutual funds or Company stock.

        The New Plan was funded with the cash proceeds received from the liquidation of the plan assets in the Former Plan. Because the fair market value of Company stock held by the Former Plan was below the Former Plan’s cost basis of the Company stock, a $2 million contribution was made by the Company to the Former Plan immediately prior to its liquidation. A portion of this additional cash contribution was deemed allocated to certain named executive officers' accounts in the Former Plan. However, since prior year contributions were reported at the full cost basis in prior years’ Summary Compensation Tables, no additional amounts are reported for this additional contribution for the named executives in column (d) of the Summary Compensation Table for 2000. Incentives awarded under the Former Plan are included in column (d) of the Summary Compensation Table for 1999 and 1998.

Bruce R. Lauritzen
Elias J. Eliopoulos
J. William Henry
Dennis A. O’Neal

B.         Summary Compensation Table

The following table sets forth total compensation paid by the Company and the Bank to the chief executive officer of the Company and to the other three most highly compensated executive officers of the Company for years 2000, 1999 and 1998.

	Annual Compensation

				Other Annual
Name and Principal Position	Year	Salary	Bonus	Compensation

(a)	(b)	(c)	(d)	(e)

Bruce R. Lauritzen
Chairman of the Company and the Bank	2000	$490,457	$330,148 (1)	$104,852	(4)
Chairman and President, the Company and the Bank	1999	471,278	436,697 (2)	153,022
Chairman and President, the Company and the Bank	1998	406,837	474,962 (3)	118,680
Elias J. Eliopoulos
Executive Vice President of the Company and President of Consumer Banking for the Bank	2000	290,324	306,553 (1)	37,799	(4)
Executive Vice President, the Company and the Bank	1999	278,488	375,138 (2)	20,332
Executive Vice President, the Company and the Bank	1998	221,092	451,792 (3)	16,587
J. William Henry
President of the Company and Executive Vice President of the Bank	2000	290,324	258,724 (1)	49,900	(4)
Executive Vice President, the Company and the Bank	1999	278,488	375,138 (2)	24,372
Executive Vice President, the Company and the Bank	1998	221,092	363,292 (3)	20,277
Dennis A. O’Neal
Executive Vice President of the Company and President of Corporate Banking for the Bank	2000	290,324	283,724 (1)	48,131	(4)
Executive Vice President, the Company and the Bank; Treasurer, the Company	1999	278,488	375,138 (2)	30,673
Executive Vice President, the Company and the Bank; Treasurer, the Company	1998	221,092	363,292 (3)	31,633

        (1)         As described under Report of the Executive Committee on Executive Compensation – Bonuses, the Senior Management Long Term Incentive Plan was replaced with a New Plan in 2000. No performance award contributions for 2000 were paid in 2001 under the New Plan to participants listed in the above table.

        (2)         Includes deferred compensation allocated to a participant account in 2000 pursuant to the Former Plan based on 1999’s performance in the following amounts: Bruce R. Lauritzen, $156,357; Elias J. Eliopoulos, $148,585; J. William Henry, $148,585; Dennis A. O’Neal, $148,585. All such amounts are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability.

        (3)        Includes deferred compensation allocated to a participant account in 1999 pursuant to the Former Plan based on 1998’s performance in the following amounts: Bruce R. Lauritzen, $164,462; Elias J. Eliopoulos, $133,292; J. William Henry, $133,292; Dennis A. O’Neal, $133,292. All such amounts are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability.

        (4)        Includes the following amounts: Bruce R. Lauritzen, $79,349 for travel expenses; Elias J. Eliopoulos, $11,800 for travel expenses; J. William Henry, $19,798 for travel expenses.

C.    Options Acquired in Last Fiscal Year

         As discussed in the Report of the Executive Committee on Executive Compensation - Bonuses, a New Plan was adopted to provide participants with the opportunity to invest performance and bonus awards in options for the purchase of shares in mutual funds or Company stock. The entire amount of the annual bonus, both deferred under vesting schedules and paid in cash, is reported as cash compensation in the Summary Compensation Table, column (d), in the year for which it is awarded. Senior Management directing that some or all of their performance or bonus awards be invested in options to acquire shares of the Company’s common stock, purchase these options by applying the performance or bonus award in an amount equal to 50% of the fair market value of the Company’s common stock on the date the option is acquired. The exercise price of the options will equal the greater of 50% of the fair market value of the Company’s common stock on the date of exercise or 25% of the fair market value of the Company’s common stock on the date the option was acquired. Performance awards under the New Plan and Former Plan are subject to 7-year vesting schedules and may be 100% vested upon termination of employment after the participant attains age 60 and completes five years of service, or if while employed by the Company, the participant attains age 65, dies or becomes totally and permanently disabled. Voluntary elective bonus deferrals relating to bonus awards vest immediately. Options acquired under the New Plan may not be exercised until vested and options acquired with performance awards are subject to further exercise restrictions while the participants remain employed by the Company. The following table shows the options acquired for the purchase of Company stock under the New Plan during fiscal 2000 on behalf of those executive officers of the Company whose compensation is reported in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options Acquired (#)(1)	% of Total Options Acquired for Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date (3)	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% ($)(4)	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 10% ($)(4)

Bruce R. Lauritzen	2,062	54.69%	$1,815.88	6/21/23	$3,603,873	$13,365,796
Elias J. Eliopoulos	331	8.79%	$1,815.88	8/28/24	$623,413	$2,393,799
J. William Henry	386	10.23%	$1,815.88	7/3/22	$625,604	$2,241,941
Dennis A. O’Neal	0	0%	n.a.	n.a.	n.a.	n.a.

(1)  Options acquired in 2000 on behalf of the executive officers listed above represent the use of their portion of net proceeds from the liquidation of the Former Plan with which the named executive elected to contribute to the New Plan for the purchase of stock options to acquire Company stock. The executive officers also had the opportunity to purchase options to acquire mutual fund shares. No additional bonus amounts were allocated for 2000 for performance awards under the New Plan. No stock appreciation rights (SARs) may be granted under the New Plan.

(2)  The exercise price of the options will equal the greater of 50% of the fair market value of the Company’s common stock on the date of exercise or 25% of the fair market value of the Company’s common stock on the date the option was acquired. As a result, the total price for shares acquired under these options will consist of the exercise price plus the purchase price of the option which equals 50% of the fair market value of the Company’s common stock on the date the option was acquired. Fair market value is defined as the average sale price of the Company's common stock for the last 30 trading days.

(3)  The expiration date of the options is 15 years after the earlier of the date the participant attains age 65 or the date of the participant’s actual retirement. For purposes of this table, it has been assumed that each of the executive officers retired at age 65.

(4)  The dollar amounts set forth under these columns are the result of calculations of assumed appreciation in the price of our common stock at these annual rates from the respective dates the options were acquired to the respective expiration dates of the options less the exercise price of the options. The dollar amounts are further reduced by the purchase price as set forth in footnote (2) above. These assumptions are not intended to forecast future price appreciation of the Company's common stock. The market price of the Company's common stock may increase or decrease in value over the time period set forth above.

D.    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        No options were exercised during fiscal 2000 by any executive officer of the Company whose compensation is reported in the Summary Compensation Table. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2000 held by those officers.

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-MoneyOptions at Fiscal Year End($)(1) Exercisable/ Unexercisable

Bruce R. Lauritzen	0	0	1,690 / 372	$0 / $0
Elias J. Eliopoulos	0	0	262 / 69	$0 / $0
J. William Henry	0	0	317 / 69	$0 / $0
Dennis A. O’Neal	0	0	0 / 0	$0 / $0

(1) Based on the difference between the fair market value of the Company’s common stock on December 31, 2000 and the related option exercise price plus the purchase price of the option as set forth in footnote (2) above.

E.     Defined Benefit Pension Plan

        The Company’s pension plan is a noncontributory defined benefit pension plan (the Pension Plan). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 2000, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

        Benefits payable at “normal retirement” (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates employment before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed “Five Year Cliff” vesting (no vesting until five years of service have been completed, excluding years of service before the participant’s 18th birthday, then 100% vested after the five year period).

        Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

        The table below (the Pension Table) shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 2000 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $170,000 are the same as for a $170,000 salary, because of limitations imposed by federal law. The current $135,000 benefit limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

Annual Average Covered Remuneration	Years of Service
	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$26,512	$35,349	$44,187	$53,024	$61,861
150,000	32,774	43,699	54,624	65,549	76,474
175,000	37,784	50,379	62,974	75,569	88,164
200,000	37,784	50,379	62,974	75,569	88,164
225,000	37,784	50,379	62,974	75,569	88,164
250,000	37,784	50,379	62,974	75,569	88,164
300,000	37,784	50,379	62,974	75,569	88,164
400,000	37,784	50,379	62,974	75,569	88,164
450,000	37,784	50,379	62,974	75,569	88,164
500,000	37,784	50,379	62,974	75,569	88,164

        Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the named executive officers. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

        The amounts of covered remuneration paid in 2000 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 2000 were: Bruce R. Lauritzen — $470,457 - 33.25; Elias J. Eliopoulos — $290,324 - 31.75; J. William Henry — $290,324 - 36.25; Dennis A. O’Neal — $290,324 - 19. See the Pension Table above.

F.     Committee Interlocks and Insider Participation

        Bruce R. Lauritzen , Elias J. Eliopoulos, J. William Henry and Dennis A. O’Neal served as members of the Executive Committee of the Board, which fixes the compensation of the officers of the Company, during the last completed fiscal year. Each of Messrs. Lauritzen, Eliopoulos, Henry and O’Neal also served as an executive officer of the Company during the fiscal year.

        During 2000, there were no compensation committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

G.    Compensation of Directors

        The Company does not separately compensate its directors. However, the Bank pays each of its directors a fee of $600 per month for their services as a director of the Bank. Messrs. Lauritzen, Eliopoulos, Henry, O’Neal, Giltner and Mrs. Dodge are directors of the Bank. In addition, the Company and the Bank reimburse their directors for expenses incurred by them related to their service as directors.

H.    Employment Contracts and Termination of Employment Arrangements

        An employment agreement dated January 1, 1980 exists between the Company and Bruce R. Lauritzen with respect to his employment in the position indicated in the Election of Directors section. The agreement generally provides for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee’s termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee’s current compensation which will be equal to the sum of (i) employee’s direct annual compensation being received from the Company upon such termination, (ii) the employee’s base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee’s employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 2000, Bruce R. Lauritzen was paid a $20,000 annual base salary by the Company pursuant to the employment agreement. No formal employment agreements exist between the Bank and Bruce R. Lauritzen.

I.      Performance Graph

        The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 2000, for First National of Nebraska’s common stock, the Standard and Poor’s 500 Stock Index (S&P 500 Index), and a group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The competitive peer group consists of: Commercial Federal Corporation of Omaha, Nebraska; First Commerce Bancshares of Lincoln, Nebraska; Commerce Bancshares, Inc. and UMB Financial Corporation both of Kansas City, Missouri; U.S. Bancorp of Minneapolis, Minnesota; Wells Fargo & Company of San Francisco, California and Bank One Corporation of Chicago, Illinois. The competitive peer group index has been updated to include the effects of Wells Fargo & Company acquiring First Commerce Bancshares in 2000. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer’s market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company’s common stock on December 31, 1995 and reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return

LINE GRAPH DEPICTING:

	1996	1997	1998	1999	2000

FIRST NATIONAL OF NEBRASKA	$94	$101	$95	$68	$53
S&P 500 INDEX	$123	$164	$211	$255	$232
COMPETITIVE PEER GROUP	$137	$162	$158	$145	$177

INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS

        In addition to Bruce R. Lauritzen’s role and ownership position with the Company and its subsidiaries during 2000, he served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations.

        During 2000, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company’s directors and officers, and some of the subsidiaries’ directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is currently comprised of J. William Henry and Daniel K. O'Neill, both of which are executive officers of the Company.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("Deloitte") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes. The Board of Directors has not adopted a written charter for the Audit Committee.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management of the Company and with representatives from Deloitte. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with Deloitte also included the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees". The Audit Committee considered whether the independent auditors' provision of the services described below under the heading "Independent Public Accountants" is compatible with maintaining the auditors' independence from management and the Company.

        In addition, the Audit Committee reviewed the independence of Deloitte. We received written disclosures and a letter from Deloitte regarding its independence as required by Independent Standards Board Standards No. 1 and discussed this information with Deloitte.

        Based on the foregoing, the Audit Committee has recommended to the full Board of Directors that the audited financial statements of the Company for the year ended December 31, 2000 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

J. William Henry Daniel K. O'Neill

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 27, 2001, there were a total of 334,500 outstanding shares of the Company’s common stock, par value $5.00 per share. No other class of stock has been issued by the Company. The following table sets forth the beneficial ownership of the common stock of the Company by each director and nominees for director of the Company, by each executive officer of the Company listed in the Summary Compensation Table, by all executive officers and directors of the Company as a group and by each person known to management of the Company to be the beneficial owner of more than 5% of the Company’s common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Bruce R. Lauritzen	123,596 (1, 3, 6)	36.95%
First National Bank
First National Center
Omaha, NE 68102

Elizabeth D. Lauritzen	87,140 (2, 6)	26.05%
First National Bank
First National Center
Omaha, NE 68102

Lauritzen Corporation	83,596 (3, 6)	24.99%
First National Center
Omaha, NE 68102

Thomas L. Davis	39,369 (4)	11.77%
c/o Trust Department
First National Bank
First National Center
Omaha, NE 68102

Ann L. Pape	17,133 (5, 6)	5.12%
c/o Trust Department
First National Bank
First National Center
Omaha, NE 68102

F. Phillips Giltner	9,301 (7)	2.78%
First National Bank
First National Center
Omaha, NE 68102

Elias J. Eliopoulos	682 (8)	*
First National Bank
First National Center
Omaha, NE 68102

J. William Henry	397 (9)	*
First National Bank
First National Center
Omaha, NE 68102

Dennis A. O’Neal	40	*
First National Bank
First National Center
Omaha, NE 68102

Margaret Lauritzen Dodge	540	*
First National Bank
First National Center
Omaha, NE 68102

Daniel K. O’Neill	0	*
Lauritzen Corporation
First National Center
Omaha, NE 68102

All Executive Officers and Directors of the Company as a group (7 persons)	134,556 (10)	40.22%

* Represents less than 1% of the issued and outstanding shares of the Company’s common stock.

    1.  Consists of 9,038 shares over which Mr. Lauritzen exercises sole investment and voting power; 200 shares over which he shares investment and voting power with his spouse; 83,596 shares which are owned by the Lauritzen Corporation; 1,690 shares which Mr. Lauritzen has the right to acquire through the exercise of stock options; 16,516 shares from which Mr. Lauritzen has the right to receive dividends and sale proceeds and Elizabeth D. Lauritzen shares investment and voting power with the Bank; and 1,474 shares and 11,082 shares owned by the Lauritzen Corporation pension plan and the Bank pension plan, respectively, over which he has voting power.

    2.  Consists of 52,286 shares over which Mrs. Lauritzen exercises sole investment and voting power; 4,922 shares over which Mrs. Lauritzen, as a Personal Representative of the estate of John R. Lauritzen, shares voting power with two other Personal Representatives; and 16,516 shares and 13,416 shares which Mrs. Lauritzen shares investment and voting power with the Bank, but Mr. Lauritzen and Mrs. Pape, respectively, have rights to receive dividends and sale proceeds.

    3.  83,596 shares are reported as beneficially owned by both Bruce R. Lauritzen and Lauritzen Corporation. Mr. Lauritzen, as Chairman of the Lauritzen Corporation and as the holder of the majority of the voting power of Lauritzen Corporation, has sole investment and voting power of the shares owned by the Lauritzen Corporation.

    4.   Consists of 29,383 shares over which Mr. Davis exercises sole investment and voting power and 9,986 shares over which he exercises sole voting power.

    5.   Consists of 3,717 shares over which Mrs. Pape exercises sole investment and voting power and 13,416 shares from which Mrs. Pape has the right to receive dividends and sale proceeds and Mrs. Elizabeth Lauritzen shares investment and voting power with the Bank.

    6.  Certain shares are reported as beneficially owned by Bruce R. Lauritzen, Elizabeth D. Lauritzen, Lauritzen Corporation and Ann L. Pape. The total number of shares beneficially owned by them, without duplication, is 197,937 or approximately 59.17% of the issued and outstanding shares.

    7.   Consists of 10 shares over which Mr. Giltner exercises sole investment and voting power, 8,291 shares held in a trust over which Mr. Giltner exercises sole investment and voting power and 1,000 shares held in a investment partnership over which Mr. Giltner exercises sole investment and voting power.

    8.   Consists of 420 shares over which Mr. Eliopoulos exercises sole investment and voting power and 262 shares which he has the right to acquire through the exercise of stock options.

    9.   Consists of 30 shares over which Mr. Henry exercises sole investment and voting power, 50 shares held in a trust over which Mr. Henry exercises sole investment and voting power and 317 shares which Mr. Henry has the right to acquire through the exercise of stock options.

    10. Includes 2,269 shares, or approximately .68% of the issued and outstanding shares, which the Executive Officers & Directors have the right to acquire through the exercise of stock options.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Based solely upon the Company’s review of such reports and written representations that no other reports were required, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during the 2000 fiscal year except for one inadvertent late report on Form 4 filed by Bruce R. Lauritzen on January 25, 2001 in connection with his acquisition of 15 shares of Company stock. The report should have been filed by January 10, 2001.

INDEPENDENT PUBLIC ACCOUNTANTS

             Deloitte & Touche LLP are the Company’s independent accountants and are expected to continue in that capacity during 2001. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

Audit Fees
             Deloitte billed the Company for a total of $234,945 in fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Q reports filed with the SEC during that year.

Financial Information Systems Design and Implementation Fees
             Deloitte did not perform any professional services for the Company during the year ended December 31, 2000, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to Deloitte during 2000 for these types of services.

All Other Fees
        Deloitte billed the Company an aggregate of $368,216 in fees for services other than those described above under audit fees.

COST OF SOLICITATION

        The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

        The annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2000 may be obtained without charge by each person whose proxy is solicited by written request to the Company. Such request should be directed to Timothy D. Hart, Secretary, One First National Center, Omaha, NE 68197.

First National of Nebraska, Inc. One First National Center 16th and Dodge Streets Omaha, NE 68197	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of First National of Nebraska, Inc. as Proxy with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 20, 2001 and any adjournment thereof.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

	INSTRUCTION	To withhold authority to vote for any individual nominee, mark “FOR” and cross out the person’s name in the list below.

Elias J. Eliopoulos

Bruce R. Lauritzen

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IF NOTICE OF THE MATTER IS NOT RECEIVED BY THE COMPANY ON OR BEFORE MAY 21, 2001.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES FOR DIRECTOR.

        The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of First National of Nebraska, Inc. called for June 20, 2001 and the Proxy Statement relating thereto prior to signing this proxy.

        Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.

(Signature)

Date:
(Signature)